MASTER NETTING AGREEMENT

MASTER NETTING AGREEMENT (the “Agreement”), dated as of January __, 2018, by and among Longfin Corp, a Delaware corporation with offices located at 16-017, 85 Broad Street, New York, New York 10004 (the “Company”) and the investor signatory hereto (the “Investor”, and together with the Company, the “Parties” and each a “Party”).

WHEREAS, prior to the date hereof, (i) the Parties and certain other investors have entered into that certain Securities Purchase Agreement, dated January 22, 2018, pursuant to which, among other things, the Investor shall, among other things, acquire a senior secured convertible note (the “Series B Note”) issued by the Company (the “Securities Purchase Agreement”), which is secured by a first priority perfected lien in the Investor Note (as defined below) and (ii) the Parties have entered into that certain Note Purchase Agreement, dated January 22, 2018, pursuant to which, among other things, the Company shall acquire certain secured promissory note (the “Investor Note”) issued by the Investor (the “Note Purchase Agreement”), which is secured by certain Eligible Assets (as defined in the Investor Note), as payment of the purchase price of the Series B Note pursuant to the Securities Purchase Agreement.  The Note Purchase Agreement, the Investor Note, the Series B Notes and the Securities Purchase Agreement are collectively referred to herein as the “Underlying Agreements”;

WHEREAS, each Party desires to provide in this Master Netting Agreement for, among other things, further clarification of its right (but not, in the case of Investor only, its obligation) to Net (as defined below) all Obligations (as defined below) arising under the Underlying Agreements upon the occurrence of (i) with respect to Investor, at the Investor’s option from and after the occurrence of either (A) an Event of Default (as defined in the Series B Note) or a Change of Control (as defined in the Series B Note) (in each case, whether or not the Investor has effected an Acceleration (as defined below)) or, if after [       ]1, an Equity Conditions Failure (as defined in the Series B Note) that is continuing or (B) any date on or after (x) the First Eligible Optional Netting Date (as defined in the Investor Note) with respect to the First Eligible Optional Netting Amount (as defined in the Investor Note) or (y) the Second Eligible Optional Netting Date (as defined in the Investor Note) with respect to the Second Eligible Optional Netting Amount (as defined in the Investor Note) (whether or not a Default then exists or the Investor has effected an Acceleration) or (ii) automatically upon the occurrence of Maturity Netting (as defined in the Investor Note), Redemption Netting (as defined in the Investor Note), Bankruptcy Event of Default Netting (as defined in the Investor Note) or any Prohibited Transfer (as defined in the Investor Note), in each case, and recover against the other Party under and across the Underlying Agreements as herein specified and to treat this Agreement and the Underlying Agreements as a single agreement for the purposes set forth herein and the Note Purchase Agreement and the Securities Purchase Agreement each as a “securities contract” (11 U.S.C. § 741), or other similar agreements; and

WHEREAS, the Parties desire that the provisions of each Underlying Agreement remain in force under each applicable Underlying Agreement to the extent such provisions are not expressly superseded or amended hereby.

NOW THEREFORE, in consideration of the mutual agreements herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party agrees as follows:

1.Single Agreement. This Agreement is entered into in reliance on the Parties' agreement that for the purposes set forth herein this Agreement and the Underlying Agreements form a single integrated agreement between the Parties, and the Parties would not otherwise enter into this Agreement and the Underlying Agreements.  The Company and the Investor hereby acknowledge and agree (a) that the Note Purchase Agreement and the Securities Purchase Agreement each are a “securities contract” as defined in 11 U.S.C. § 741 and that Investor shall have all rights in respect of the Underlying Agreements as are set forth in 11 U.S.C. § 555 and 11 U.S.C. § 362(b)(6), and (b) that this Agreement is a “master netting agreement” as that term is used in 11 U.S.C. § 362(b)(27) and 11 U.S.C. § 561 and is a “master agreement” as that term is used in 11 U.S.C. § 362(b)(6) and that Investor shall have all rights in respect of this Agreement (and in respect of the Underlying Agreements as incorporated herein) as are set forth in 11 U.S.C. § 362(b)(27), 11 U.S.C. § 561, and 11 U.S.C. § 362(b)(6), including in respect of both the foregoing clause (a) and the foregoing clause (b), without limitation, all rights of credit, deduction, setoff, offset, recoupment, and netting (collectively, “Netting” or “Net”) as set forth in this Agreement, the Investor Note and the Series B Note.

2.Definitions.  Terms capitalized herein but not defined herein shall have the meanings given to such terms in the Securities Purchase Agreement.  In the event of any conflict or inconsistency between a term defined herein and in any of the Underlying Agreements, such term as used in this Agreement shall govern and have the meaning ascribed to it in this Agreement for the purposes of this Agreement.  All references to “$” shall be to lawful currency of the United States of America, unless otherwise specified.  All references to Sections, Exhibits, and other provisions are to Sections, Exhibits and other provisions of this Agreement unless otherwise expressly stated.  The following terms used in this Agreement are defined as follows:

“Acceleration” means the acceleration, exercise of redemption rights, required redemption, exercise of prepayment rights or the occurrence of the Maturity Date (as defined in the Series B Note or Investor Note, as applicable), in whole or in part, of the Series B Note or the Investor Note, as applicable, in accordance with this Agreement or the applicable Underlying Agreement.

“Bankruptcy Code” means Title 11 of the U.S. Bankruptcy Code.

“Default” means, as applicable, a Default (as defined in the Investor Note) or an Event of Default (as defined in the Series B Note).

“Netting Party” means the Party exercising the right to effect any Netting hereunder or under the applicable Underlying Agreement.

“Other Party” means the Party other than the Netting Party.

“Obligation” or “Obligations” means, with respect to a Party, each and every present or future payment or performance obligation or liability of such Party under this Agreement or an Underlying Agreement, whether fixed, matured, unmatured, liquidated, or unliquidated.

“Unpaid Amounts” means, as of any date of determination, the Obligations owed by one Party to the other under such Underlying Agreements that have not been paid as of the date of determination, whether or not such amounts are then due and payable and without regard to the fair market value of the Series B Note or the Investor Note at such time, as applicable.

3.Netting.

(a)Optional Netting.  Upon the occurrence of (i)(A) either an Event of Default or a Change of Control (in each case, whether or not the Investor has effected an Acceleration) or (B) if after [       ]2, an Equity Conditions Failure that is continuing (each, a “Default Netting Event”, and all the principal of the Investor Note then outstanding, the “Default Optional Permitted Amount”) or (ii) any date on or after (A) the thirtieth (30th) calendar day after the date hereof with respect to such portion of the Investor Note that, as of such date of determination, is neither a First Eligible Optional Netting Amount nor a Second Eligible Optional Netting Amount, if any, (B) the First Eligible Optional Netting Date with respect to the First Eligible Optional Netting Amount or (C) the Second Eligible Optional Netting Date with respect to the Second Eligible Optional Netting Amount (in each case, whether or not a Default then exists or the Investor has effected an Acceleration) (as applicable, each an “Eligible Optional Permitted Amount”, and together with any Default Optional Permitted Amount, each a “Permitted Amount”), the Investor may, without further notice to the Company, Net (each, an “Optional Netting”) any Permitted Amount of any Unpaid Amount owed by the Investor to the Company under the Investor Note or any other Underlying Agreement against (across or within each or all of the Underlying Agreements) (x) any Unpaid Amounts owed by the Company to the Investor under the Series B Notes or (y) any Unpaid Amounts owed by the Company to the Investor under any other Underlying Agreement, provided that in the case of a Default Netting Event arising from an Equity Conditions Failure, any Unpaid Amount owed by the Company to the Investor under any Underlying Agreement (excluding the Series B Note) shall not be subject to Optional Netting hereunder unless such obligations result in an Event of Default.

(b)Automatic Netting.  Upon the occurrence of an Acceleration either occurring in connection with (w) a Redemption Netting, (x) a Bankruptcy Event of Default Netting, (y) Maturity Netting or (z) any Prohibited Transfer, in each case, with respect to any Unpaid Amounts then owed by the Investor to the Company under the Investor Note and subject to such applicable Netting pursuant to the terms of the Investor Note (such related aggregate amount of Restricted Principal (as defined in the Series B Note) of the Series B Note subject to such applicable Netting, each an “Acceleration Amount”), the Company shall, without further notice to the Investor, Net an Acceleration Amount of Restricted Principal owed by the Company to the Investor under the Series B Note against an amount of Principal (as defined in the Investor Note) then outstanding under the Investor Note equal to such Acceleration Amount.

(c)Miscellaneous.

(i)If an Unpaid Amount is unascertainable, the Investor may, acting in a commercially reasonable manner, estimate the Unpaid Amount thereof and Net in respect of the estimate, subject to accounting to the Company when the Unpaid Amount is ascertained.  For the avoidance of doubt, except with the written consent of the Investor to a different application of Netting against any Unpaid Amounts, in the event of Optional Netting pursuant to paragraph (a) above, if Unpaid Amounts exist with respect to both the Series B Notes and other Underlying Agreements, the Netting shall be applied first to obligations under such other Underlying Agreements (until such obligations are satisfied in full) and thereafter to obligations under the Series B Notes.

(ii) All Netting provisions of the Investor Note, including without limitation the provisions set forth in Section 7 of the Investor Note, are hereby incorporated in this Agreement and made a part hereof as if such provisions were set forth herein.

(iii)The right of Netting provided for in this Section 3 is in addition to but without duplication of, and not in limitation of, any other right or remedy available to the Parties, whether arising under this Agreement or any Underlying Agreement, the Guaranty or other Security Document, or any other agreement, under applicable law, in equity, or otherwise.  The Netting provided in this Section 3 shall be permitted without regard to fair market value of the Series B Note or the Investor Note at any given time of determination and without giving effect to equitable subordination or any other condition effecting the rank or priority of any Obligations under any Underlying Agreement.

(iv)The Netting Party shall give the Other Party notice of any Netting pursuant to this Section 3, as soon as practicable thereafter, provided that failure to give such notice shall not affect the validity of the Netting.

4.Representations and Warranties.  As of the later of (x) the Closing Date (as defined in the Securities Purchase Agreement) and (y) the Closing Date (as defined in the Note Purchase Agreement) (such later date, the “Effective Date”), each Party represents and warrants to the other Party that (i) it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, formation, or organization and any other jurisdictions where its activities so require, has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary actions to authorize such execution, delivery, and performance; (ii) the person signing this Agreement on its behalf was duly authorized to do so on its behalf on the Effective Date; (iii) this Agreement and the Underlying Agreements to which it is a party constitute its legal, valid, and binding obligations, enforceable against it in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, conservatorship, receivership, moratorium, or other similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law); (iv) its execution and delivery of this Agreement does not contravene, or constitute a default under, any provision of applicable law or regulation (including, without limitation, any order, decree, judgment, injunction, or other judicial or governmental restriction applicable to such Party or any portion of its assets) or of the organizational documents of such Party, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon such Party or result in the creation or imposition of any lien on any asset of such Party other than as provided herein; and (v) the jurisdiction of the Company’s incorporation, formation, or organization and the location of its chief executive office are correctly set forth in the Underlying Agreements.

5.Interpretation.  The Parties intend that (a) this Agreement constitute and be deemed to be a “master netting agreement” (or any substantially similar term) and that the Parties be deemed to be “master netting agreement participants” (or any substantially similar term) within the meaning of, and as such terms are used in, any law, rule, regulation, statute, or order applicable to the Parties' rights herein, whether now or hereafter enacted or made applicable, including, but not limited to, the Bankruptcy Code at 11 U.S.C. §§ 101(25), 101(47), 101(53B), 741(7) and 761(4); and (b) all Netting effectuated pursuant to this Agreement or any Underlying Agreement, be governed by the following Bankruptcy Code sections in the event of the bankruptcy of either Party: (i) Sections 555, 556, 559 and 560; (ii) Section 362(b)(6), (7) and/or (17); (iii) Sections 546(e)-(g); and (iv) Section 548(d)(2).  The Parties also agree that such Netting contemplated hereunder or under any Underlying Agreement arise under “securities contracts” and constitute “settlement payments” as set forth in Sections 101 and 741 of the Bankruptcy Code.  The Parties further intend that the Underlying Agreements constitute “securities contracts” as such term is defined in the Bankruptcy Code.  Moreover, with respect to any Underlying Agreement, each Party thereto constitutes a “stockbroker”, “financial institution” or “securities clearing agency” within the meaning of, and as such terms are used in the Bankruptcy Code and/or any law, rule, regulation, statute, or order applicable to the Parties' rights herein, whether now or hereafter enacted or made applicable.

6.Conflicts and Inconsistencies.  In the event of any conflict or inconsistency between any provision of this Agreement and any provision of any Underlying Agreement concerning the matters set forth in this Agreement, the provisions of this Agreement shall govern.

7.Miscellaneous.

(a)Governing Law; Jurisdiction; Jury Trial

. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)Counterparts

. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)Headings; Gender

. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)Severability

(d).  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.  The Parties intend that this Agreement be construed to give full effect to the intent of the Parties with respect to the Netting provisions contained herein.  If any portion of the Netting contemplated herein shall be in any respect deemed or held to be invalid, illegal, or unenforceable, all other provisions of this Agreement shall survive.

(e)Amendments

. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Investor.

(f)Notices

. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be governed by the provisions of Section 9(f) of the Securities Purchase Agreement.

(g)Successors and Assigns

. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

(h)No Third Party Beneficiaries

. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)Survival

. The representations, warranties, agreements and covenants shall survive the Effective Date. The Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)Further Assurances

. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)Construction

. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)No Waiver

. A failure or delay in exercising any right, power, or privilege in respect of any Underlying Agreement or this Agreement will not be presumed to operate as a waiver of that right, power, or privilege, and a single or partial exercise of any right, power, or privilege will not be presumed to preclude any subsequent or further exercise of that right, power, or privilege, or the exercise of any other right, power, or privilege.

(m)Term

. This Agreement shall continue in effect from the Effective Date until terminated by agreement of the Parties or, if earlier, such time as no Investor Note remains outstanding.

[Signature Page Follows]

1 Insert six month anniversary of the date hereof

2 Insert six month anniversary of the date hereof

4852-7725-6793v.7

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Master Netting Agreement to be duly executed as of the date first written above.

COMPANY:
LONGFIN CORP By: Name: Title:

4852-7725-6793v.7

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Master Netting Agreement to be duly executed as of the date first written above.

INVESTORS:
HUDSON BAY MASTER FUND LTD By: Name: Title:

1

4852-7725-6793v.7